Exhibit 4.14

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

EXECUTION VERSION

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of November 7, 2018 by and among:

(1)	VISEN Pharmaceuticals, a company established under the laws of Cayman Islands (the “Company”),

(2)

Ascendis Pharma Endocrinology Division A/S, a company established under the Laws of Denmark, Ascendis Pharma Bone Diseases A/S, a company established under the Laws of Denmark, Ascendis Pharma Growth Disorders A/S, a company established under the Laws of Denmark and Ascendis Pharma A/S, a company organized under the laws of Denmark (collectively, “Ascendis”),

(3)	Vivo Plenilune IX Limited, a company established under the Laws of Cayman Islands (“Vivo Capital”),

(4)

Sofinnova Venture Partners IX, L.P., a limited partnership established under the Laws of the State of Delaware (“Sofinnova,” together with Ascendis and Vivo Capital, each an “Investor”, and collectively the “Investors”),

(5)

A private company limited by shares and a wholly owned subsidiary of the Company to be established under the laws of Hong Kong, which will accede to this Agreement as a Party upon its establishment (the “HK Subsidiary”), and

(6)

A limited liability company and a wholly owned subsidiary of the HK Subsidiary to be established under the laws of the People’s Republic of China (excluding Hong Kong, Macao and Taiwan, the “PRC”), which will accede to this Agreement as a Party upon its establishment (the “WFOE”).

The Company, the HK Subsidiary and the WFOE are referred to collectively herein as the “Group Companies”, and each, a “Group Company”. Each of the forgoing parties is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.    The Company and the Investors have entered into a Series A Preferred Share Purchase Agreement dated as of the date hereof (the “Share Purchase Agreement”), under which, among other things, the Company shall issue and allot certain number of series A preferred shares of the Company, par value US$0.0001 per share (the “Series A Preferred Shares”) to the Investors, at the Closings.

B.    In connection with the consummation of the transactions contemplated by the Share Purchase Agreement, the parties hereto desire to enter into this Agreement and the other Transaction Documents for the governance, management and operations of the Group Companies and for the rights and obligations among the holders of Series A Preferred Shares and the Company.

C.    The Share Purchase Agreement provides that the execution and delivery of this Agreement by the parties shall be a condition precedent to the consummation of the transactions contemplated under the Share Purchase Agreement.

D.    Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings set forth in the Share Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    INFORMATION RIGHTS; BOARD REPRESENTATION.

1.1.    Information and Inspection Rights.

(a)    Information Rights. The Company covenants and agrees that, commencing on the date of this Agreement, the Company shall deliver to each holder of the Series A Preferred Shares holding no less than ten percent (10%) of the Company’s total issued and outstanding Series A Preferred Shares:

(i)    within thirty (30) days after the end of each fiscal quarter, unaudited quarterly consolidated financial statements and other documents reflecting the business activities and performance (including but not limited to tax filings and management reports) for such quarter and analysis of the Group Companies’ business operation;

(ii)    within forty-five (45) days after the end of each fiscal year, unaudited annual consolidated financial statements for such fiscal year and implementation of the budget for such fiscal year; and

(iii)    within four (4) months after the end of each fiscal year, audited annual consolidated financial statements for such fiscal year, audited by the accounting firms reasonably acceptable to Ascendis and Vivo Capital (the “Major Investors”).

Promptly upon the written request by any holder of Series A Preferred Shares representing no less than ten percent (10%) of the Company’s total issued and outstanding Series A Preferred Shares, such other information as such holder of Series A Preferred Shares shall reasonably request from time to time, including, without limitation, an up-to-date capitalization table, the most recent version of the investment agreements, documents relating to subsequent financing and a copy of the official articles of association or other constitutional documents of the Group Companies. In addition, the Company shall provide to Ascendis such information and financial statements of the Group Companies and provide access to personnel reasonably requested by Ascendis in order for Ascendis to timely comply with applicable disclosure and financial and tax reporting requirements. The rights set forth above shall be collectively referred to as the “Information Rights”.

All financial statements to be provided to such holder of Series A Preferred Shares pursuant to this Section 1.1(a) shall be in English and shall include an income statement, a balance sheet, a cash flow statement for the relevant period as well as for the fiscal year to-date and shall be prepared in conformance with the PRC Generally Accepted Accounting Principles (the “PRC GAAP”) with respect to the Group Companies in the PRC, or the International Financial Reporting Standards (the “IFRS”) with respect to the Company and the Group Company outside of the PRC.

(b)    Inspection Rights. The Company further covenants and agrees that, commencing on the date of this Agreement, for so long as Ascendis or Vivo Capital continues to hold Series A Preferred Shares or Ordinary Shares issued or issuable upon conversion thereof representing no less than ten percent (10%) of the Company’s total outstanding share capital on fully-diluted and as-converted basis, each such Investor shall have (i) the right to inspect facilities, records and books of the Group Companies at any time during regular working hours upon reasonable prior notice to the Company, (ii) the right to discuss the business, operations and conditions of the Group Companies with their respective directors, officers, employees, accountants, legal counsel, financial advisors, and investment bankers, and (iii) the right to dispatch auditing personnel of its own or hire independent auditors to audit the books and records of the Group Companies as needed (the “Inspection Rights”). Such auditing personnel or independent auditors shall have access to all financial statements, financial records, original receipts and other documents of the Group Companies. Such audit shall not be conducted more than two (2) times per year. The Company shall, and shall cause the Group Companies to provide necessary assistance for such audit. The Investor that hires an independent auditor shall bear the cost of such auditor.

1.2.    Board of Directors and Observers. The Amended and Restated Memorandum and Articles of Association of the Company (the “Restated Articles”) shall provide that the board of directors of the Company (the “Board”) shall consist of five (5) members, which number of members shall not be changed except pursuant to an amendment to the Restated Articles. Effective from the date hereof,

(a)    Ascendis shall be entitled to appoint and remove one (1) director, who shall initially be Jan Moller Mikkelsen (the “Ascendis Director”),

(b)    Vivo Capital shall be entitled to appoint and remove two (2) directors, who shall initially be Shan FU and Dandan DONG, (each, a “Vivo Capital Director,” and collectively, the “Vivo Capital Directors,” together with the Ascendis Director, the “Series A Directors”) and shall be entitled to appoint one (1) such member to any committee of the Board,

(c)    the person then serving as the Chief Executive Officer of the Company shall be appointed as a director of the Company, and

(d)    one (1) independent person who is not employed by any Group Company, who is not Affiliated with any Group Company or any Investor and who is mutually acceptable to the Major Investors.

Vivo Capital shall also be entitled to appoint one (1) observer (the “Observer”) to attend all meetings of the Board in a non-voting, observer capacity, and to receive concurrently with the members of the Board all notices of Board meetings (and copies of materials distributed at or in connection with Board meetings). A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate such number of directors not less than a majority of the directors of the Company, which directors in each case shall include each of the Series A Directors, provided, however, that if a requisite quorum is not achieved based on the failure to attend such meeting by any Series A Director, then the quorum at such rescheduled meeting shall be a majority of the Directors then in office. The Company shall reimburse the directors and the Observer for all reasonable out-of-pocket expenses incurred in connection with attending any meetings of the Board and any committee thereof.

1.3.    Board of Directors of Subsidiaries. The size and composition of the board of directors of any subsidiary of the Company, whether now in existence or formed in the future (the “Subsidiaries”), which is wholly owned directly or indirectly by the Company, shall mirror the Board.

1.4.    Voting Agreement. Each Party agrees that it shall vote all of its Shares (or give shareholders’ consent) in such manner that gives effect to the provisions of this Agreement, including without limitation to cause the Board to be constituted in accordance with Section 1.2.

1.5.    Termination. The provisions set forth under this Section 1 shall terminate upon the earlier to occur of (i) a firm-commitment underwritten initial public offering by the Company of its Ordinary Shares or a reverse merger of the Company with a listed company, on a reputable securities exchange in the United States, Hong Kong or PRC (excluding the National Equities Exchange And Quotations of the PRC), or any other jurisdiction, including without limitations, the New York Stock Exchange or the Nasdaq Global Market in the United States and the Main Board of the Hong Kong Stock Exchange, with a per share price of at least US$[***] (subject to adjustments for share dividends, splits, combinations, recapitalization and similar events) and net proceeds to the Company of at least US$[***] (the “Qualified Initial Public Offering”), and (ii) the closing of a Liquidation Event (as defined in the Restated Articles).

2.    REGISTRATION RIGHTS.

2.1.    Applicability of Rights. The Holders (as defined below) shall be entitled to the following rights with respect to any proposed public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably equivalent or analogous rights with respect to any other offering of the Company’s securities in the Hong Kong SAR or any other jurisdiction in which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

2.2.    Definitions. For purposes of this Section 2:

(a)    Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act of 1933, as amended to date (the “Securities Act”).

(b)    Registrable Securities. The term “Registrable Securities” means: (1) any Ordinary Shares of the Company issued or issuable pursuant to conversion of any issued and outstanding shares of Series A Preferred Shares, excluding any Ordinary Shares issued upon conversion of the Series A Preferred Shares pursuant to Article 36A of the Company’s Restated Articles (Special Mandatory Conversion), (2) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Series A Preferred Shares described in clause (1) of this subsection (b), and (3) any other Ordinary Shares of the Company owned or hereafter acquired by the Investors. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not validly assigned in accordance with this Agreement, and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

(c)    Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then Outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Series A Preferred Shares then issued and outstanding, or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

(d)    Holder. For purposes of this Section 2, the term “Holder” means any person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

(e)    Form F-3. The term “Form F-3” means such respective form under the Securities Act or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f)    SEC. The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

(g)    Registration Expenses. The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.3, 2.4 and 2.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements, not to exceed US$30,000, of one special counsel for all the Holders, “blue sky” fees and expenses, fees and expenses charged by share registrar and depository agent and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(h)    Selling Expenses. The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2.3, 2.4 and 2.5 hereof.

(i)    Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

2.3.    Demand Registration.

(a)    Request by Holders. If the Company shall, at any time after the earlier of (i) three (3) years after the Initial Closing or (ii) six (6) months following the taking effect of a registration statement for the initial underwritten public offering of the securities of the Company (the “IPO”), receive a written request from the Holders of at least [***] percent ([***]%) of the Registrable Securities then Outstanding that the Company file a registration statement under the Securities Act on any internationally recognized exchange that is acceptable to such requesting Holders pursuant to this Section 2.3 covering the registration of the Registrable Securities then Outstanding subject to a minimum offering size of US$15,000,000, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (the “Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.3 or Section 2.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.4(a). The Company shall be obligated to effect no more than two (2) Registration pursuant to this Section 2.3. A registration shall not be counted as “effected” for purposes of this Section 2.3(a) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders (as defined below) withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.3(a). For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction.

(b)    Underwriting. If the Holders initiating the registration request under this Section 2.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then

Outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any subsidiary of the Company; provided further, that at least twenty-five percent (25%) of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

2.4.    Piggyback Registrations.

(a)    The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or a corporate reorganization), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. No Holder of Registrable Securities shall be granted piggyback registration rights superior to those of the Holders of the Series A Preferred Shares without the consent in writing of the Holders of at least fifty percent (50%) of the Registrable Securities.

(b)    Underwriting. If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Section 2.13, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their

Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty percent (20%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)    Not Demand Registration. Registration pursuant to this Section 2.4 shall not be deemed to be a demand registration as described in Section 2.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

2.5.    Form F-3. If at any time when it is eligible to use a Form F-3 registration statement the Company shall receive from the Holders of at least thirty percent (30%) of the Registrable Securities then Outstanding a written request or requests that the Company effect a registration on Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a)    Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)    Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:

(i)    if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$5,000,000;

(ii)    if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form F-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2.5; provided that the Company shall not register any of its other shares during such sixty (60) day period; A registration right under this Section 2.5 shall not be deemed to have been exercised until such deferred registration shall have been effected;

(iii)    if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form F-3;

(iv)    if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.3(b) and 2.4 (a); or

(v)    in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

Subject to the foregoing, the Company shall file a Form F-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

(c)    Not Demand Registration. Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.5.

2.6.    Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 2.3, 2.4 or 2.5 (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then Outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.3; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.3.

2.7.    Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a)    Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b)    Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)    Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)    Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e)    Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)    Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)    Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.8.    Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.3, 2.4 or 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

2.9.    Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.3, 2.4 or 2.5:

(a)    By the Company. To the extent permitted by law and the Restated Articles, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)    any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)    the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)    any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling person of such Holder.

(b)    By Selling Holders. To the extent permitted by law, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this Section 2.9(b) together with any amount contributed pursuant to Section 2.9(d) below exceed the net proceeds (net of any Selling Expenses paid by such Holder) received by such Holder in the registered offering out of which the applicable Violation arises, except in the case of willful misconduct or fraud by such Holder.

(c)    Notice. Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d)    Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)    Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this Section 2.9 shall survive until the fifth (5th) anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.10.    No Registration Rights to Third Parties. Without the prior written consent of the holders of at least sixty percent (60%) of the Series A Preferred Shares then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Section 2, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

2.11.    Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a)    Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)    File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)    So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

2.12.    Market Stand-Off. Each party agrees that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the initial public offering of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company held immediately before the effective date of the registration statement for such offering (other than those permitted to be included in the registration and other transfers to Affiliates permitted by law) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed 180 days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters. The Company shall use commercially reasonable efforts to take all steps to shorten such lock-up period. The foregoing provision of this Section 2.12 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all officers and directors of the Group Companies and all shareholders owning more than five percent (5%) of the Company’s outstanding Ordinary Shares (on an as-converted basis) are subject to the same restrictions, and if the Company or any underwriter releases any other shareholder from his, her or its sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities to execute prior to a Qualified Initial Public Offering a market stand-off agreement containing substantially similar provisions as those contained in this Section 2.12.

2.13.    Termination. The registration rights in this Section 2 shall terminate upon the earliest to occur of (i) the closing of a Liquidation Event; (ii) such time as Rule 144 or another similar exemption under the Securities Act or other applicable securities laws is available for the sale of all of such Holder’s shares without registration; and (iii) the third anniversary of the Qualified Initial Public Offering.

3.    RIGHT OF PARTICIPATION.

3.1.    General. Each holder of Series A Preferred Shares, including each holder of Series A Preferred Shares to which rights under this Section 3 have been duly assigned in accordance with Section 5 (hereinafter referred to as a “Participation Rights Holder”), shall have the preemptive right to purchase such Participation Rights Holder’s Pro Rata Share (as defined below), of all (or any part) of any New Securities (as defined in Section 3.3) that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”).

3.2.    Pro Rata Share. Subject to Section 2.3(iii) of the Share Purchase Agreement, a Participation Rights Holder’s “Pro Rata Share” for purposes of the Right of Participation is the ratio of (a) the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Participation Rights Holder, to (b) the total number of Ordinary Shares of the Company then outstanding (calculated on a fully-diluted and as-converted basis) immediately prior to the issuance of the New Securities giving rise to the Right of Participation.

3.3.    New Securities. “New Securities” shall mean any Series A Preferred Shares, Ordinary Shares or other voting shares of the Company and rights, options or warrants to purchase such Series A Preferred Shares, Ordinary Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Series A Preferred Shares, Ordinary Shares or other voting shares, provided, however, that the term “New Securities” shall not include the Exempted Securities (as defined in the Company’s Amended and Restated Memorandum of Association).

3.4.    Procedures.

(a)    First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have twenty (20) Business Days from the date of receipt of any such First Participation Notice (the “First Participation Period”) to agree in writing to purchase such Participation Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share). If any Participation Rights Holder fails to so agree in writing within such twenty (20) Business Days period to purchase such Participation Rights Holder’s full Pro Rata Share of an offering of New Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not agree to purchase.

(b)    Second Participation Notice; Oversubscription. If any Participating Rights Holder fails or declines to exercise its Right of Participation in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Participating Rights Holders who exercised their Right of Participation (the “Right Participants”) in accordance with subsection (a) above. Each Right Participant shall have ten (10) Business Days from the date of receipt of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all the oversubscribing Right Participants.

(c)    Each Right Participant who exercises its Right of Participation hereunder by delivering aforesaid notice shall be obligated to buy such number of New Securities in accordance with the terms of Section 3.4 and the Company shall so notify the Right Participants within ten (10) Business Days following the date of the Second Participation Notice. The transaction in connection with the New Securities shall be consummated within forty-five (45) days after the expiration of the Second Participation Period.

3.5.    Failure to Exercise. Upon the expiration of the Second Participation Period, the Company shall have ninety days (90) days thereafter to sell the New Securities described in the First Participation Notice (with respect to the remaining New Securities) at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the First Participation Notice, provided that the prospective purchaser of such New Securities shall comply with this Agreement and the Restated Articles, as maybe amended from time to time. In the event that the Company has not issued and sold such New Securities within such ninety days (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 3.

3.6.    Termination. The provisions set forth under this Section 3 shall terminate upon the earlier to occur of (i) the closing of a Liquidation Event; and (ii) immediately prior to the consummation of the Qualified Initial Public Offering.

4.    TRANSFER RESTRICTIONS.

4.1.    Certain Definitions. For purposes of this Section 4, “Ordinary Shares” means (i) the Company’s outstanding Ordinary Shares, (ii) the Ordinary Shares issued or issuable upon conversion of the Company’s outstanding Series A Preferred Shares, (iii) the Ordinary Shares issuable upon exercise of outstanding options or warrants and (iv) the Ordinary Shares issuable upon conversion of any outstanding convertible securities; “Series A Preferred Shareholder” means the holder of Series A Preferred Shares of the Company;

“Ordinary Shareholder” means a holder of any ordinary share of the Company other than Series A Preferred Shareholders; and “Shareholder” means a Series A Preferred Shareholder or an Ordinary Shareholder.

4.2.    Series A Preferred Shareholder’s Right of First Refusal. Subject to Section 4.4 of this Agreement, if any Shareholder proposes to directly or indirectly sell, assign, pledge, hypothecate, transfer, or otherwise encumber or dispose of in any way or otherwise grant any interest or right (“Transfer”) with respect to all or any part of any interest in any Ordinary Shares held by it to any third party (each, a “Selling Shareholder”), then such Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to the Company and each non-selling Series A Preferred Shareholder (the “Non-Selling Shareholders”) prior to such Transfer. The Transfer Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number of Ordinary Shares to be Transferred (the “Offered Shares”), the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. The Non-Selling Shareholders may exercise their right of first refusal with respect to the Offered Shares as follows:

(a)    Option of the Series A Preferred Shareholders.

(i)    Each Non-Selling Shareholder shall have an option for a period of twenty (20) Business Days from receipt of the Transfer Notice (the “Series A Preferred Shareholders’ First Refusal Period”) to elect to purchase the Offered Shares at the same price and subject to the same terms and conditions as described in the Transfer Notice (the “Series A Preferred Shareholders’ Right of First Refusal”). Each Non-Selling Shareholder may exercise the Series A Preferred Shareholders’ Right of First Refusal and purchase all or any portion of the Offered Shares by notifying the Selling Shareholder, the Company and each other Non-Selling Shareholder in writing (the “Series A Preferred Shareholders’ First Refusal Notice”) before expiration of Series A Preferred Shareholders’ First Refusal Period as to the number of shares that it wishes to purchase. The Series A Preferred Shareholders’ First Refusal Notice shall set forth the number of Offered Shares that such Non-Selling Shareholder wishes to purchase, which amount shall not exceed the First Refusal Allotment (as defined below) of such Non-Selling Shareholder.

(ii)    In the event any Non-Selling Shareholder elects not to purchase its First Refusal Allotment of the Offered Shares available under Section 4.2(a)(i) within the Series A Preferred Shareholders’ First Refusal Period, then the Selling Shareholder shall promptly give written notice (the “Series A Preferred Shareholders’ Overallotment Notice”) to each Series A Preferred Shareholder that has elected to purchase all of its First Refusal Allotment of the Offered Shares (each a “Fully Participating Series A Preferred Shareholder”), which notice shall set forth the number of remaining Offered Shares not purchased by the other Non-Selling Shareholders (“Series A Preferred Shareholders’ Overallotment Shares”), and shall offer the Fully Participating Series A Preferred Shareholders the right to acquire its First Refusal Allotment of the Series A Preferred Shareholders’ Overallotment Shares. Each Fully Participating Series A Preferred Shareholder shall have five (5) Business Days after receipt of the Series A Preferred Shareholders’ Overallotment Notice (the “Series A Preferred Shareholders’ Overallotment Period”) to deliver a written notice to the Selling Shareholder (the “Participating Series A Preferred Shareholders’ Overallotment Notice”) of its election to purchase its First Refusal Allotment of the Series A Preferred Shareholders’ Overallotment Shares on the same terms and conditions as set forth in the Transfer Notice, which such Participating Series A Preferred Shareholders’ Overallotment Notice shall also indicate the maximum number of the Series A Preferred Shareholders’ Overallotment Shares that such Fully Participating Series A Preferred Shareholder will purchase in the event that any other Fully Participating Series A Preferred Shareholder elects not to purchase its First Refusal Allotment of the Series A Preferred Shareholders’ Overallotment Shares.

(b)    First Refusal Allotment. Each Non-Selling Shareholder shall have the right to purchase that number of the Offered Shares or Series A Preferred Shareholders’ Overallotment Shares, as the case may be (the “First Refusal Allotment”), equivalent to the product obtained by multiplying the aggregate number of the Offered Shares or Series A Preferred Shareholders’ Overallotment Shares, as the case may be, by a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) held by such Non-Selling Shareholder at the time of the transaction and the denominator of which is the total number of Ordinary Shares (on an as-converted basis) owned by all Non-Selling Shareholders at the time of the transaction who have the right of first refusal to purchase the applicable shares and have elected to participate in such right of first refusal purchase. A Non-Selling Shareholder shall not have a right to purchase any of the Offered Shares or Series A Preferred Shareholders’ Overallotment Shares, as applicable, unless it exercises its right of first refusal within the Series A Preferred Shareholders First Refusal Period or the Series A Preferred Shareholders’ Overallotment Period, as applicable, to purchase up to all of its First Refusal Allotment of the Offered Shares or Series A Preferred Shareholders’ Overallotment Shares, as applicable.

(c)    Purchase Price and Payment. The purchase price for the Offered Shares to be purchased by the Non-Selling Shareholders exercising their right of first refusal will be the price set forth in the Transfer Notice, but will be payable as set forth below. If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be as previously determined by the Board in good faith (including affirmative votes of the Series A Directors) or by a third party appraisal institution engaged by the Board, which determination will be binding upon the Company, the Selling Shareholder and the Non-Selling Shareholders, absent fraud or error. The transaction shall be closed within forty-five (45) days following the date of the Transfer Notice and the payment of the purchase price shall be made by wire transfer or check as directed by the Selling Shareholder.

(d)    Expiration Notice. Within five (5) days after the expiration of the Series A Preferred Shareholders’ Overallotment Period, the Company will give written notice (the “First Refusal Expiration Notice”) to the Selling Shareholder and the Non-Selling Shareholders specifying either (i) that all of the Offered Shares were subscribed by the Non-Selling Shareholders exercising their rights of first refusal, or (ii) that the Non-Selling Shareholders have not subscribed for all of the Offered Shares in which case the First Refusal Expiration Notice will specify the Co-Sale Pro Rata Portion (as defined below) of the remaining Offered Shares for the purpose of the co-sale right of the holders of the Series A Preferred Shares described in the Section 4.3 below.

(e)    Rights of a Selling Shareholder. If any Non-Selling Shareholder exercises its right of first refusal to purchase the Offered Shares, then, upon the date the notice of such exercise is given by the Non-Selling Shareholder, the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from such Non-Selling Shareholder in accordance with the terms of this Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company for cancellation and deliver to the Company a duly executed share transfer in respect of the Offered Shares to be transferred to such Non-Selling Shareholder, and the Company shall update its register of members accordingly.

4.3.    Series A Preferred Shareholder’s Co-Sale Right. In the event that the Non-Selling Shareholders have not exercised their right of first refusal with respect to any or all of the Offered Shares, then the remaining Offered Shares not subscribed for under the right of first refusal pursuant to Section 4.2 above shall be subject to co-sale rights under this Section 4.3 and each Series A Preferred Shareholder who have not exercised any of its right of first refusal with respect to the Offered Shares shall have the right, exercisable upon written notice to the Selling Shareholder, the Company and each other Series A Preferred Shareholder (the “Co-Sale Notice”) within twenty (20) Business Days after receipt of First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in such sale of the Offered Shares on the same terms and conditions as set forth in the Transfer Notice. The Co-Sale Notice shall set forth the number of Ordinary Shares (on as-converted basis) that such participating Series A Preferred Shareholder wishes to include in such sale or transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such Series A Preferred Shareholder. To the extent one or more of the Series A Preferred Shareholder exercise such right of participation in accordance with the terms and conditions set forth below, the number of Ordinary Shares that such Selling Shareholder may sell in the transaction shall be correspondingly reduced. The co-sale right of each Series A Preferred Shareholder shall be subject to the following terms and conditions:

(a)    Co-Sale Pro Rata Portion. Each Series A Preferred Shareholder may sell all or any part of that number of Ordinary Shares held by it that is equal to the product obtained by multiplying (x) the aggregate number of the Offered Shares subject to the co-sale right hereunder by (y) a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) owned by such Series A Preferred Shareholder at the time of the sale or transfer and the denominator of which is the combined number of Ordinary Shares (on an as-converted basis) at the time owned by all Series A Preferred Shareholders who elect to exercise their co-sale rights (if any Series A Preferred Shareholder does not elect to exercise the co-sale right to the full extent then its Ordinary Shares (on as-converted basis) for calculation in the denominator shall be proportionately reduced) and the Selling Shareholder (“Co-Sale Pro Rata Portion”).

(b)    Transferred Shares. Each participating Series A Preferred Shareholder shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, in addition to a duly executed instrument of transfer which represent:

(i)    the number of Ordinary Shares which such Series A Preferred Shareholder elects to sell;

(ii)    that number of Series A Preferred Shares which is at such time convertible into the number of Ordinary Shares that such Series A Preferred Shareholder elects to sell; provided in such case that, if the prospective purchaser objects to the delivery of Series A Preferred Shares in lieu of Ordinary Shares, such Series A Preferred Shareholder shall convert such Series A Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided in subsection 4.3(b)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser; or

(iii)    a combination of the above.

(c)    Payment to Series A Preferred Shareholder. The share certificate or certificates that the participating Series A Preferred Shareholder delivers to the Selling Shareholder pursuant to Section 4.3(b) shall be surrendered to the Company for cancellation and the register of members of the Company shall be updated in consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Series A Preferred Shareholder that portion of the sale proceeds to which such Series A Preferred Shareholder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase any shares or other securities from a Series A Preferred Shareholder exercising its co-sale right hereunder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Ordinary Shares unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other securities from such Series A Preferred Shareholder.

(d)    Right to Transfer. To the extent the Series A Preferred Shareholders do not elect to purchase, or to participate in the sale of, any or all of the Offered Shares subject to the Transfer Notice, the Selling Shareholder may, not later than ninety (90) days following delivery to the Company and each of the Series A Preferred Shareholders of the Transfer Notice, conclude a transfer of the remaining Offered Shares covered by the Transfer Notice and not elected to be purchased by the Non-Selling Shareholders, which in each case shall be on substantially the same terms and conditions as those described in the Transfer Notice. In the event the Selling Shareholder does not consummate the sale of such Offered Shares within ninety (90) business days in accordance with this Section 4.3(d), the rights of the Series A Preferred Shareholders under Sections 4.2 and 4.3 shall be re-invoked and shall be applicable to each subsequent disposition of such Offered Shares by the Selling Shareholder until such rights lapse in accordance with the terms of this Agreement. The Selling Shareholders shall cause any prospective purchaser of such shares to comply with this Agreement and Restated Articles, as maybe amended from time to time. Any proposed transfer on terms and conditions which are materially different from those described in the Transfer Notice, as well as any subsequent proposed transfer of any Ordinary Shares by the Selling Shareholder, shall again be subject to the right of first refusal of the Non-Selling Shareholders and the co-sale right of the Series A Preferred Shareholder and shall require compliance by the Selling Shareholder with the procedures described in Sections 4.2 and 4.3 of this Agreement.

4.4.    Permitted Transfers. Notwithstanding anything to the contrary contained herein, the right of first refusal and co-sale rights of the Series A Preferred Shareholder as set forth in Section 4.2 and Section 4.3 above and the transfer restrictions set forth in Section 4.5 below shall not apply to (a) any sale or transfer of Ordinary Shares to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination (either voluntary or involuntary) of employment or consulting relationship; and (b) any transfer by an Ordinary Shareholder of Ordinary Shares held by such Ordinary Shareholder as of the date hereof to its Affiliates, to trusts for the benefit of such Ordinary Shareholder or such Ordinary Shareholder’s parents, children or spouse, for bona fide estate planning purposes, provided that the Ordinary Shareholder continues to exercise effective control over said Ordinary Shares including voting rights (each transferee pursuant to the foregoing subsections (a) or (b), a “Permitted Transferee”); provided that adequate documentation therefor is provided to the Series A Preferred Shareholders to their satisfaction and that any such Permitted Transferee agrees in writing to be bound by this Agreement in place of the relevant transferor; provided, further, that such transferor shall remain liable for any breach by such Permitted Transferee of any provision hereunder.

4.5.    Prohibited Transfers.

(a)    Except for transfers by any Investor to its Controlled Affiliates, until the earlier of (i) the Qualified Initial Public Offering and (ii) second (2nd) anniversary of the Initial Closing, none of the Shareholders shall, without the prior written approval of the holders of [***] percent ([***]%) of the Series A Preferred Shares, Transfer through one or a series of transactions any Company securities held by him to any person.

(b)    Any attempt by a party to sell or transfer any share of the Company in violation of this Section 4 shall be void and the Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the requisite written consent.

4.6.    Restriction on Indirect Transfers. The Parties agree that the transfer restrictions set out in this Section 4 shall not be circumvented or otherwise avoided by the holding of any Equity Securities of the Company indirectly through a company or other entity that can itself be sold in order to dispose of an interest in the Equity Securities of the Company free of such restrictions. Any transaction or Transfer directly or indirectly of shares of a shareholder of the Company or of any company (or other entity) having control over such shareholder of the Company shall be treated as a transfer of the Equity Securities of the Company held by that Shareholder, and the provisions of this Agreement that apply in respect of the transfer of Equity Securities of the Company shall apply to such transfer.

4.7.    Legend.

(a)    Each certificate representing the Ordinary Shares shall be endorsed with the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OF THE UNITED STATES, AS AMENDED. THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(b)    Each party agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 4.7(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 4.

4.8.    Term. The provisions under this Section 4 shall terminate upon the earlier to occur of (i) the closing of a Liquidation Event; and (ii) immediately prior to the consummation of the Qualified Initial Public Offering.

5.    ASSIGNMENT AND AMENDMENT.

5.1.    Assignment and Amendment. Notwithstanding anything herein to the contrary:

(a)    Information Rights; Registration Rights. The Information Rights and Inspection Rights under Section 1.1 may be assigned to any holder of Series A Preferred Shares, and the registration rights of the Holders under Section 2 may be assigned to any Holder or to any person acquiring Registrable Securities, in each case, in accordance with the terms of this Agreement; provided, however, that in either case no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party, stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 5.

(b)    Right of Participation; Right of First Refusal; Co-Sale Right. The rights of each holder of Series A Preferred Shares under Section 3 and each holder of Series A Preferred Shares under Section 4 are fully assignable in connection with a transfer of shares of the Company by such holder of Series A Preferred Shares in accordance with the terms of this Agreement; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the holder of the Series A Preferred Shares, stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

5.2.    Amendment of Rights. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (a) the Company; and (b) the persons or entities holding at least [***] percent ([***]%) of the Series A Preferred Shares then outstanding and their permitted assigns; provided, however, that (i) no provision hereof may be amended or waived, in each case, in any way which would adversely affect the rights of one holder of Series A Preferred Shares hereunder in a manner disproportionate to any adverse effect such amendment or waiver would have on other such holder without the consent of such disproportionately affected holder and (ii) any holder of Series A Preferred Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Series A Preferred Shares or their assigns; provided, further, however, that Sections 1.1(a), 1.2(a), 7.1(m) and 9.5 of this Agreement shall not be amended or waived without the express written consent of Ascendis and Sections 1.1(a), 1.2(b), 7.1(m) and 9.5 of this Agreement shall not be amended or waived without the express written consent of Vivo Capital. Any amendment or waiver effected in accordance with this Section 5.2 shall be binding upon the Company, the holders of Series A Preferred Shares and their respective assigns. The Company shall give prompt written notice of any amendment, termination, or waiver hereunder to any party that did not consent in writing thereto.

6.    CONFIDENTIALITY AND NON-DISCLOSURE.

6.1.    Shareholder’s Confidentiality Obligation. Each Investor agrees that such Investor will, and will cause its Affiliates and Representatives to, keep confidential and will not disclose, divulge, or use for any purpose (other than for its investment in the Company) the terms of this Agreement and any confidential information obtained from the Group Companies (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection by such Investor), (b) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its Affiliates, attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, regulation, rule, court order or subpoena (including the rules and regulations of the U.S. Securities and Exchange Commission), provided that such Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. For purposes of this Agreement, “Affiliate” shall mean, with respect to any Person, another Person which controls, is controlled by or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, any breach of the confidentiality and non-use obligations by any of its Affiliates or Representative shall be deemed a breach by such Investor, for which such Investor shall be fully responsible.

6.2.    Press Releases, Etc. No announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the Major Investors’ prior written consent (which consent shall not be unreasonably withheld), except as may otherwise be required by law, regulation, rule, court order or subpoena (including the rules and regulations of the U.S. Securities and Exchange Commission). Following the execution of this Agreement, the Major Investors will issue an initial press release, the form and timing of which shall be agreed between the Major Investors.

6.3.    Other Information. The provisions of this Section 6 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties with respect to the transactions contemplated hereby.

6.4.    Notices. All notices required under this section shall be made pursuant to Section 12.1 of this Agreement.

7.    PROTECTIVE PROVISIONS.

7.1.    Approval by Shareholders. In addition to such other limitations as may be provided in the Restated Articles, so long as at least twenty-five percent (25%) of the Series A Preferred Shares issued at the Initial Closing remain outstanding, none of the Group Companies shall, and the Founders shall procure that each of the Group Companies shall not, directly or indirectly, whether in a single transaction or series of related transactions, whether by amendment, merger, consolidation or otherwise, carry out any of the following actions except with the prior written approval of holders of more than [***] percent ([***]%) of the Series A Preferred Shares then outstanding, voting as a separate class:

(a)    any repeal, amendment, modification or change of the memorandum or the articles or other similar constitutive documents of any Group Company;

(b)    any amendment, modification or change of any rights, preferences, privileges or powers of, or any restrictions provided for the benefit of, the Series A Preferred Shares or any amendment, modification or change of any rights, powers or benefit attached to the Ordinary Shares or other classes or series of shares having the effect of or may result in any rights, preferences, privileges or powers of the Series A Preferred Shares being prejudiced;

(c)    liquidation, dissolution, winding up or reorganization of any Group Company, or any Liquidation Event;

(d)    any issue, allotment or grant of any options, warrants or similar rights conferring on any Person the right to acquire, any shares, securities or equity interest in the Group Companies (except where such issue, allotment or grant is incidental to the exercise of conversion rights applicable to the Series A Preferred Shares or pursuant to the pre-approved share option plans, share incentive scheme or other schemes and agreements of similar nature);

(e)    any action that authorizes, creates or issues shares of any class or series, or other securities of whatever description, or reclassifies or converts any issued or outstanding shares of the Company into shares, having rights, priority or preferences superior to or on a parity with the Series A Preferred Shares, whether in terms of voting rights, dividends or amounts payable in the event of any voluntary or involuntary liquidation or distribution of the Company or otherwise;

(f)    any increase or decrease in the number of authorized Series A Preferred Shares or Ordinary Shares;

(g)    any repurchase or redemption of any shares or other securities of the Company other than repurchases of shares from former employees, officers, directors, consultants or other persons who performed services for the Company or any Group Company in connection with the cessation of such employment or service pursuant to the ESOP Plan (as defined below);

(h)    the declaration or payment of a dividend on any share or other securities of any Group Company and any change of dividend policy of any Group Company;

(i)    any action that creates, or authorizes the creation of, any debt security;

(j)    changing the principal business of the Group Companies, entering into any new line of business, or exiting the current line of business;

(k)    the creation, adoption and material amendment of any equity incentive plan or equivalent by the Group Companies (including total amount of options, exercise price and term of exercise);

(l)    any increase or decrease in the authorized number of members of the board of directors of any Group Company;

(m)    sell, assign, license, sublicense, pledge or encumber material technology or intellectual property to any third party; and

(n)    any agreement or commitment by any Group Company to do any of the foregoing.

Notwithstanding anything to the contrary contained herein, where any act listed in clauses (a) through (n) above requires a resolution of the Members, and if the shareholders vote in favour of such act but the approval of the holders of more than [***] percent ([***]%) of the outstanding Series A Preferred Shares has not yet been obtained in accordance with this Section 7.1, the holders of Series A Preferred Shares that vote against such resolution shall have, in such vote at a meeting of the shareholders, the voting rights equal to the aggregate voting power of all the shareholders of the Company who voted in favour of the resolution plus one.

7.2.    Approval by Board of Directors. In addition to such other limitations as may be provided in the Restated Articles, so long as the holders of Series A Preferred Shares are entitled to elect a Series A Director, none of the Group Companies shall, directly or indirectly, whether in a single transaction or series of related transactions, whether by amendment, merger, consolidation or otherwise, except with the prior written approval of each of the Series A Directors:

(a)    make any loan or advance to, or own any share or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by a Group Company;

(b)    make any loan or advance to any person, including, any employee or director of any Group Company, except advances and similar expenditures in the ordinary course of business or under the terms of an equity incentive plan approved by the Board;

(c)    guarantee any indebtedness except for trade accounts of the Group Companies or any subsidiary arising in the ordinary course of business;

(d)    make any investment inconsistent with any investment policy approved by the Board;

(e)    incur any aggregate indebtedness in excess of US$1,000,000 that is not already included in a Board-approved budget, other than trade credit incurred in the ordinary course of business;

(f)    enter into or be a party to any transaction with any director, officer or employee of the Group Companies or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person, or with any shareholder or its affiliates or any director, officer or employee of such shareholder or its affiliates or any “associate” of any such person, other than transactions made in the ordinary course of business and pursuant to reasonable requirements of the Group Companies’ business and upon fair and reasonable terms that are approved by a majority of the Board;

(g)    hire, fire, or change the compensation of the executive officers, and approve any and all option grants to the executive officers of any Group Company;

(h)    sell, assign, license, sublicense, pledge or encumber material technology or intellectual property of any Group Company;

(i)    enter into any corporate strategic relationship involving the payment, contribution or assignment by any Group Company or to any Group Company of assets greater than US$500,000; or

(j)    any agreement or commitment by any Group Company to do any of the foregoing.

7.3.    Termination. The provisions set forth under this Section 7 shall terminate upon the earlier to occur of (i) the closing of a Liquidation Event; and (ii) immediately prior to the consummation of the Qualified Initial Public Offering.

8.    DRAG ALONG

8.1.    In the event that (i) the holders of at least [***] percent ([***]%) of the outstanding Ordinary Shares (on an as-converted basis) (the “Approving Shareholders”); and (ii) the Board of Directors approve in writing, to sell or transfer the shares or assets of any Group Company in any transaction or a series of related transactions that would qualify as a Liquidation Event, to a bona fide third party, or a group of bona fide related parties (the “Change of Control”), then the Company shall promptly notify each of the remaining shareholders of the Company (the “Remaining Shareholders”, including without limitation, each of the holders of Ordinary Shares and Series A Preferred Shares) in writing of such vote, consent and/or agreement and the material terms and conditions of such Change of Control, whereupon each Remaining Shareholder shall, in accordance with instructions received from the Company (the “Drag Along Instructions”), vote all of its voting securities of the Company in favor of, otherwise consent in writing to, and/or otherwise sell or transfer all of their shares in such Change of Control (including without limitation tendering original share certificates for transfer, signing and delivering share transfer certificates, share sale or exchange agreements, and certificates of indemnity relating to any shares in the share capital of the Company in the event that such Remaining Shareholder has lost or misplaced the relevant share certificate) on the same terms and conditions as were agreed to by the Approving Shareholders.

8.2.    Notwithstanding the foregoing, a Remaining Shareholder will not be required to comply with Section 8.1 above in connection with any proposed Change of Control, unless the liability for indemnification, if any, of such Remaining Shareholder in the Change of Control and for the inaccuracy of any representations and warranties made by the Company and/or its shareholders in connection with such Change of Control, is several and not joint with any other Person, and is proportionate to, and does not exceed, the amount of consideration paid to such Remaining Shareholder in connection with such Change of Control.

8.3.    In furtherance of the foregoing, the Company is hereby expressly authorized by each Remaining Shareholder to take any or all of the following actions on such Remaining Shareholder’s behalf (without receipt of any further consent by such Remaining Shareholder), provided such Remaining Shareholder fails to take necessary actions as required under the Drag Along Instructions, to: (i) vote all of the voting securities of such Remaining Shareholder in favor of any such Change of Control and cause the director(s) appointed by such Remaining Shareholder to vote in favor of any such Change of Control; (ii) otherwise consent on such Remaining Shareholder’s behalf to such Change of Control; (iii) sell all of such Remaining Shareholder’s shares in such Change of Control, in accordance with the terms and conditions of this Section; and/or (iv) act as the Remaining Shareholder’s attorney in fact in relation to any such Change of Control and have the full authority to sign and deliver, on behalf of such Remaining Shareholder, share transfer certificates, share sale or exchange agreements and certificates of indemnity relating to any shares in the share capital of the Company in the event that such Remaining Shareholder has lost or misplaced the relevant share certificate. Notwithstanding anything to the contrary in the Shareholders Agreement, none of the transfer restrictions set forth in the Shareholders Agreement shall apply in connection with such Change of Control.

8.4.    Upon written notice to the Company from the Approving Shareholders, the Company shall initiate a process intended to result in a Change of Control and shall cause its officers, employees, consultants, counsel and advisors to take all necessary and appropriate actions to facilitate a Change of Control.

9.    COVENANTS; UNDERTAKINGS

9.1.    Controlled Foreign Corporation. Each year, based on and in reliance of the information provided by the shareholders of the Company (the “Shareholders”) within a reasonable time after being requested, the Company shall make due inquiry with its tax advisors regarding whether the Company or any of its Subsidiaries is treated as a “Controlled Foreign Corporation” (“CFC”) as defined in the United States Internal Revenue Code of 1986 (the “Code”), whether any portion of the Company’s or any of its Subsidiaries’ income is (a) “Subpart F Income” (as defined in Section 952 of the Code) (“Subpart F Income”) or (b) “global intangible low-taxed income” (as defined in Section 951A(b) of the Code) (“GILTI”) and each Shareholder’s share, if any, of such Subpart F Income and/or GILTI (regardless of whether a Shareholder is a “United States Shareholder” or not). Upon written request of any Investor who is a United States Shareholder (or whose direct or indirect owners are United States Shareholders) with respect to the Company or any Group Company within the meaning of Section 951(b) of the Code, the Company will (i) use best efforts to provide in writing such information as is in its possession and reasonably available concerning its shareholders and affiliates to assist such Investor in determining whether the Company or any Group Company is a CFC and (ii) provide such Investor with reasonable access to such information as is in the Company’s or Group Company’s possession and reasonably available as may be required by such Investor (A) to determine the Company’s (or Group Company’s) status as a CFC, (B) to determine whether such Investor is required to report its pro rata portion of the Company’s (or Group Company’s) “Subpart F income” (as defined in Section 952 of the Code) on its United States federal income tax return, or (C) to allow such Investor to otherwise comply with applicable United States federal income tax laws (including with respect to the making of any determinations under Section 951A of the Code); provided that the Company may require such Investor to enter into a confidentiality agreement in customary form.

9.2.    Passive Foreign Investment Company. The Company shall use commercially reasonable efforts to avoid being a “passive foreign investment company” within the meaning of Section 1297 of the Code (“PFIC”) for the current and any future taxable year. The Company shall make due inquiry with its tax advisors on at least an annual basis regarding its status as a PFIC, and if the Company is informed by its tax advisors that it has become a PFIC, or that it is likely that the Company will be classified as a PFIC for any taxable year, the Company shall promptly notify each Investor of such status or risk, as the case may be, in each case no later than forty-five (45) days following the end of the Company’s taxable year. The Company shall provide its Investors with annual financial information in the form to the reasonable satisfaction of such Investor as soon as reasonably practicable following the end of each taxable year of such Investor (but in no event later than forty-five (45) days following the end of each such taxable year), and shall, upon the request in writing by any Investor, provide such Investor with access to such other information, as is in the Company’s possession and reasonably available, as may be required for purposes of filing U.S. federal income tax returns in connection with a qualified electing fund election or other tax filing in respect of the Company’s status of a PFIC. In the event that it is determined by the Company’s or such Investor’s tax advisors that the control documents in place between one or more of the Company’s wholly owned Subsidiaries and/or the Company, on the one hand, and any of the Group Companies organized in the PRC that is not a wholly foreign owned enterprise, on the other hand, do not allow the Company to look through the Group Companies to their assets and income for purposes of the PFIC rules and regulations under the Code, the Company shall use its best efforts to take such actions as are reasonably necessary or advisable, including the amendment of such control documents, to qualify for such look-through treatment of the Group Companies under the PFIC rules and regulations under the Code.

9.3.    Subsidiary Covenants. The Company shall at any time institute and shall keep in place arrangements satisfactory to the Board such that the Company (i) will control the operations of any Group Company and (ii) will be permitted to properly consolidate the financial results for such entity in consolidated financial statements for the Company prepared under the PRC GAAP and IFRS. The Company shall, and shall cause each Group Company and use its reasonably best efforts to cause such Group Company’s respective directors, officers, employees, agents and other persons acting on its behalf or purporting to act on its behalf to, comply with the US Foreign Corrupt Practices Act, as amended, in all material respects.

9.4.    Additional Subsidiary Covenants. The Company shall take all necessary actions to maintain its Subsidiaries, as is necessary to conduct the Company’s business as conducted or as proposed to be conducted. The Company shall use its best efforts to cause each Subsidiary to comply in all material respects with all applicable laws, rules, and regulations. All material aspects of such formation, maintenance and compliance of each Subsidiary shall be subject to the review, approval and oversight by the Board.

9.5.    Non-Compete. Ascendis undertakes and covenants to the Company that commencing from the date of this Agreement, it will not, without the prior written consent of the Company, either on its own account or through any of his/its Controlled Affiliates, or in conjunction with or on behalf of any other person: (i) carry out or be engaged in the research, development, manufacture or commercialization of [***] in the People’s Republic of China (including Hong Kong, Macao and Taiwan) (the “Competing Business”); (ii) directly or indirectly own any interest in a third party engaged in the Competing Business other than holding in aggregate not more than [***] percent ([***]%) of the issued share capital of any entity engaged in the Competing Business as a passive investor; (iii) solicit or entice away or attempt to solicit or entice away from any Group Company, any person, firm, company or organization who is a customer, client, employee, representative, agent or correspondent of such Group Company or in the habit of dealing with such Group Company, or (iv) provide services to any entity engaged in the Competing Business [***]. For clarity; subsection (iv) shall not apply to services that Ascendis provides to a competing company outside the Territory for the use outside of the Territory. For avoidance of the doubt, all activities performed pursuant to the following agreements shall not constitute engagement in the Competing Business and neither Ascendis nor its Controlled Affiliates shall be deemed to have engaged in any Competing Business as a result of any activities performed under such agreements: (a) [***] and (b) [***]. In the event that any entity, in which Ascendis owns directly or indirectly more than [***] percent ([***]%) of the issued share capital and/or Ascendis is not merely a passive investor, becomes [***] in the Competing Business, Ascendis shall decrease its holding in such entity to [***] percent ([***]%) [***] and in any event within [***] ([***]) months after the time when Ascendis comes to own directly or indirectly more than [***] percent ([***]%) of the issued share capital of such entity engaged in the Competing Business [***]. The provisions of this Section 9.5 shall terminate upon the earlier to occur of (i) the closing of a Liquidation Event; or (ii) the termination of each of the Exclusive License Agreements dated the date hereof by and among the Company and Ascendis Pharma Growth Disorders A/S, Ascendis Pharma Endocrinology Division A/S and Ascendis Pharma Bone Diseases A/S (the “Rights Agreements”). For clarity, nothing in this Section 9.5 shall restrict or limit the ability of Ascendis or its Affiliates to fulfill or perform its obligations under any other agreement with the Company, including without limitation any Rights Agreement or any clinical or commercial supply agreement entered into by Ascendis or its Affiliates with the Company. [***].

9.6.    Compliance. The Group Companies shall conduct their respective business as currently conducted or proposed to be conducted in compliance with all applicable Laws of each relevant jurisdiction on a continuing basis.

9.7.    Management. Vivo Capital shall be entitled to nominate the candidates for the Chief Executive Officer and the Chief Business Officer of the Company to be approved by the Board. Effective as of the Initial Closing, Ms. Daisy XU and Dr. Dandan DONG shall serve as the founding Chief Executive Officer and Chief Business Officer of the Company to work through tax related matters in the PRC, recruit CEO and key management team members of the Group Companies, design regulatory strategy, and perform other functions as approved by the Board. The Company shall reasonably compensate for the services provided by Ms. Daisy XU and Dr. Dandan DONG to the Group Companies. The provisions of this Section 9.7 shall terminate upon the earlier to occur of (i) the closing of a Liquidation Event; and (ii) immediately prior to the consummation of the Qualified Initial Public Offering.

9.8.    ESOP. As soon as practicable after the Initial Closing, the Company shall cause an employee equity incentive plan (the “ESOP Plan”) to be duly adopted by the Board and shareholders of the Company, pursuant to which [***] Ordinary Shares (representing [***]% of the total number of Ordinary Shares of the Company immediately after the Initial Closing on a fully diluted and as-converted basis) shall be reserved for future issuance to officers, directors, employees, consultants or service providers of the Group Companies. The Company shall cause each of the grantees under the ESOP Plan to enter into such grant documents which shall provide the Company with a right of first refusal on grantee’s transfer of shares and shall further provide that if the Company fails to exercise its right of first refusal, each of the Investors shall have a right of first refusal with respect to the shares not purchased by the Company, in accordance with its pro rata ownership of the Company (on an as-converted basis), and if any Investor fails to exercise its right of first refusal with respect to such shares, it shall have the right to sell its pro rata shares together with the transferring grantee. In addition, the Company shall ensure that each holder of the Ordinary Shares representing no less than one percent (1%) of the Company’s total outstanding Ordinary Shares on fully-diluted and as-converted basis shall execute a joinder agreeing to the terms of this Agreement.

9.9.    D&O Insurance. The Company will purchase D&O insurance with a carrier and in an amount satisfactory to the Board within 60 days of the Initial Closing. In the event any Group Company merges with another entity and is not the surviving corporation, or transfers all of its assets, proper provisions shall be made so that successors of such Group Company assume such Group Company’s obligations with respect to indemnification of Directors. Upon request by either of the Major Investors, the other Group Companies will purchase D&O insurance with a carrier and in an amount satisfactory to the board of directors of the relevant Group Company.

9.10.    Maintaining and Obtaining Licenses and Permits for the Principal Business. As soon as practicable after the Initial Closing, each of the Group Companies shall (i) maintain in a timely manner all requisite Consents and Permits for conducting the Principal Business in compliance with all material aspects with applicable Laws, and (ii) if so required by any applicable Laws, obtain additional Consents and Permits necessary for conducting the Principal Business as soon as possible but in any event no later than the time limit required by the applicable Laws or the competent Governmental Authorities.

9.11.    Employment Agreement and Confidentiality, Non-Competition and Intellectual Property Rights Agreements. The Group Companies shall cause each of their respective current and future employees to enter into an employment agreement in form and substance satisfactory to the Major Investors. The Group Companies shall cause each of their respective current and future employees and consultants to enter into a confidentiality, non-competition and proprietary information and inventions assignment agreement in form and substance satisfactory to the Major Investors.

9.12.    Compliance & Anti-Corruption. Upholding ethical standards, acting with integrity and in compliance with applicable laws and regulations, is essential to the Group Companies. The Group Companies undertakes to conduct its business in accordance with all applicable laws and regulations. The Company shall not (and shall not permit any of its Subsidiaries or Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company shall (and shall cause each of its subsidiaries and affiliates to) maintain processes and procedures designed to prevent any person working for or engaged by the Company and its subsidiaries and affiliates or any other third party in any way connected to the Company, from engaging in any activity, practice or conduct which would infringe any anti-bribery and anti-corruption laws, regulations and codes, including but not limited to the UK Bribery Act and the FCPA. Furthermore, the Company shall (and shall cause each of its subsidiaries and affiliates to) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Upon request, the Company agrees to provide responsive information, documentation and/or certifications concerning its (and each of its Subsidiaries and Controlled Affiliates) compliance with applicable anti-corruption laws. The Company shall promptly notify each Investor in writing if the Company suspects or becomes aware of any actual or potential fraud, non-compliance, misconduct or enforcement action, and promptly take all appropriate steps to resolve and correct any identified non-conformity. The Company undertakes to maintain adequate and accurate books and records to ensure compliance, including but not limited to using practices and normal systems and methodologies according to IFRS. The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA and any other applicable anti-corruption law. The Company shall use its best efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

10.    Termination and Consequences of Termination.

10.1.    Termination.

(a)    This Agreement (i) may be terminated at any time by written agreement between each of the Major Investors; and (ii) shall be automatically terminated upon the dissolution of the Company.

(b)    In addition, upon the occurrence of any of the events listed in Section 10.1 (each, a “Termination Event”), the holders of [***] percent ([***]%) of the Series A Preferred Shares (excluding the Series A Preferred Shares held by the Party in breach or subject to the Termination Event) (the “Terminating Party”) shall be entitled to terminate this Agreement, with immediate effect, by issuing a written notice to the other shareholders of the Company (the “Non-Terminating Party”), with a copy to the Company, specifying the applicable Termination Event:

(i)    if there is a material breach of Section 9.5 under this Agreement by the Non-Terminating Party;

(ii)    if any Major Investor files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(iii)    if an involuntary petition is filed against any Major Investor (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect), or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of such Major Investor; or

(iv)     if the Rights Agreements were wrongfully terminated by the Non-Terminating Party or terminated due to the Non-Terminating Party’s breach or failure to fulfill its obligations under the Rights Agreements.

10.2.    Effect of Termination. Upon the termination of this Agreement, the Company shall be dissolved and liquidated in accordance with the Restated Articles, the relevant Cayman Island Laws. The Shareholders shall take any and all lawful actions, including without limitation exercising their respective voting rights and causing their directors to exercise their voting rights in the Board, to ensure the approval of the dissolution of the Company. Notwithstanding anything to the contrary, the provisions of Sections 6, 10, 11 and 12 shall survive the expiration or early termination of this Agreement and the termination, dissolution or liquidation of the Company.

11.    INDEMNIFICATION.

11.1.    General Indemnity.

(a)    If a Party fails to perform any of its obligations under this Agreement (the “Breaching Party”), then, following written notice by any other parties hereto (the “Non-Breaching Party”) and a ten (10) day opportunity to cure such breach (should it be capable of cure), the Breaching Party shall indemnify such Non-Breaching Party and the Company for, all claims, losses, damages, liabilities, documented costs and expenses (including reasonable attorneys’ fees) (the “Losses”) which have been incurred by such Non-Breaching Party or the Company in respect of a breach by a Breaching Party of any of its representations and warranties, covenants, undertakings, or other obligations under this Agreement.

(b)    NO PARTY SHALL BE LIABLE TO OTHER PARTIES, ITS RELATED PARTIES, THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, REPRESENTATIVES OR EMPLOYEES WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT (OTHER THAN BREACH OF THE CONFIDENTIALITY OR NON-COMPETITION OBLIGATIONS HEREUNDER) UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS EXCEPT FOR LOSSES ACTUALLY INCURRED IN THIRD PARTY CLAIM(S).

11.2.    Claim Notice Procedure.

Without limiting any other rights of the Non-Breaching Party in any way (including their rights to pursue damages in respect of a claim for breach of any covenant or other obligation), any Non-Breaching Party shall have the right to make a claim for indemnity under this Agreement at any time after the date hereof by issuing a written claim notice (the “Claim Notice”) to the Breaching Party. The Claim Notice shall describe the breach in question along with the Party’s determination of the following:

(a)    the amount which would be necessary to put the Company and/or the Non-Breaching Party, as the case may be, into the financial position which would have existed had there been no breach of any representations and warranties, covenants, undertakings, or other obligations in question; and

(b)    all costs suffered or incurred by the Non-Breaching Party directly or indirectly, as a result of or in connection with such breach of representations and warranties, covenants, undertakings, or other obligations.

11.3.    Payment under Claim Notice.

Within fifteen (15) Business Days after receipt of a Claim Notice, the Breaching Party shall pay to the Company and/or the Non-Breaching Party all of the amounts specified in the Claim Notice.

11.4.    No Deduction.

All sums payable by the Breaching Party to the Company or the Non-Breaching Party under Section 11 shall be paid free and clear of all deductions or withholdings whatsoever save only as may be required by law. If any such deductions or withholdings are required by law, the Breaching Party shall be obliged to pay to the relevant person such sum as will, after deduction or withholding has been made, leave that person with the same amount as it would have been entitled to receive in the absence of any requirement to make a deduction or withholding.

11.5.    Director Indemnification.

To the fullest extent permitted by applicable laws, the Company shall indemnify and hold harmless any Director for any damage, demand, claim, liability, obligation, loss, cost, expense (including, without limitation, the fees and disbursements of attorneys, accountants, and consultants), deficiency, interest, penalty, impositions, assessments or fines of any kind or nature, whether known or unknown, fixed or contingent, arising out of or resulting from such Director’s service on the Board or any committee thereof.

12.    GENERAL PROVISIONS.

12.1.    Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit A hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Exhibit A; (d) four (4) Business Days after deposit with an international overnight delivery service, postage prepaid, addressed to the parties as set forth in Exhibit A with next-business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider; or (e) when sent by email at the email address set forth in Exhibit A hereto, upon receipt of confirmation of receipt. Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 12.1 by giving the other party written notice of the new address in the manner set forth above.

12.2.    Entire Agreement. This Agreement and the Share Purchase Agreement, any other Transaction Documents, together with all the exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. Capitalized terms which are not defined hereinto shall have the same meaning as such in the Share Purchase Agreement.

12.3.    Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of the Hong Kong Special Administrative Region without regard to principles of conflicts of law thereunder.

12.4.    Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

12.5.    Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.

12.6.    Successors and Assigns. Subject to the provisions of Section 5.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors, permitted assigns, heirs, executors and administrators of the Parties hereto whose rights or obligations hereunder are affected by such provisions. Notwithstanding anything contrary in this Agreement, this Agreement and the rights and obligations herein may be assigned or transferred by any Investors to any of its Affiliates; provided that in each case the transferee will agree by executing a Deed of Adherence in the form attached hereto as Exhibit B to be subject to the terms of this Agreement to the same extent as if it were an original Investor hereunder. “Person” shall mean any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity. “Control” shall mean the power or authority, whether exercised or not, to direct the business, management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing. Notwithstanding anything to the contrary contained herein, no Investor shall be deemed to be an Affiliate (or Controlled Affiliate) of any Group Company and the Group Companies shall not be deemed to be an Affiliate (or Controlled Affiliate) of any Investor.

12.7.    Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.

12.8.    Counterparts. This Agreement may be executed in one or more counterparts and may be delivered by electronic or facsimile transmission, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

12.9.    Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Series A Preferred Shares or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Series A Preferred Shares or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

12.10.    Aggregation of Shares. All Series A Preferred Shares or Ordinary Shares held or acquired by Affiliated entities or persons (as defined in Rule 144 under the Securities Act) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

12.11.    Shareholders Agreement to Control. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Restated Articles, the terms of this Agreement shall prevail between the parties to this Agreement other than the Company. The parties other than the Company agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Restated Articles so as to eliminate such inconsistency.

12.12.    Dispute Resolution.

(a)    Negotiation between Parties. The Parties agree to negotiate in good faith to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all Parties in dispute within thirty (30) days after one party delivers notice of dispute to the others, Section 12.12(b) shall apply.

(b)    Arbitration. In the event the Parties in dispute are unable to settle a dispute between them regarding this Agreement in accordance with subsection (i) above, such dispute shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre (the “HKIAC”) for arbitration in Hong Kong. The arbitration shall be conducted in accordance with the HKIAC Administered Arbitration Rules in force at the time of the initiation of the arbitration, which rules are deemed to be incorporated by reference into this subsection (ii). There shall be three (3) arbitrators. Each Party or group of Parties in dispute shall be entitled to nominate one (1) arbitrator with the third arbitrator jointly nominated by the disputing Parties within thirty (30) days after the initiation of the arbitration. Each of the arbitrators so nominated shall be qualified to practice the laws of Hong Kong. In the event that the disputing Parties cannot jointly agree on the third arbitrator within such thirty (30) day period, the HKIAC shall appoint such arbitrator. The arbitral proceedings shall be conducted in English. The award of the arbitral tribunal shall be final and binding upon the Parties thereto.

12.13.    Further Actions. Each Shareholder of the Company agrees that it shall use its best effort to enhance and increase the value and principal business of the Group Companies.

12.14.    Waiver. The Company acknowledges that the Investors will likely have, from time to time, information that may be of interest to the Company or its Subsidiaries (“Information”) regarding a wide variety of matters including (i) the technologies, plans and services, and plans and strategies relating thereto of such Investor, (ii) current and future investments such Investor has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including technologies, products and services that may be competitive with those of the Company or any of its Subsidiaries, and (iii) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including companies that may be competitive with the Company or any of its Subsidiaries. The Company recognizes that a portion of such Information may be of interest to the Company or any of its Subsidiaries. Such Information may or may not be known by the Investors or the Series A Directors. The Company, as a material part of the consideration for this Agreement, agrees that the Investors or the Series A Directors shall not have any duty to disclose any Information to the Company or any of its Subsidiaries, or permit the Company or any of its Subsidiaries to participate in any projects or investments based on any such Information, or otherwise to take advantage of any opportunity that may be of interest to the Company or any of its Subsidiaries if it were aware of such Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit the Investor’s ability to pursue opportunities based on such Information or that would require the Investors, the Series A Directors or their representative(s), to disclose any such Information to the Company or any of its Subsidiaries or offer any opportunity relating thereto to the Company or any of its Subsidiaries.

12.15.    Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional Series A Preferred Shares after the date hereof pursuant to the Share Purchase Agreement, as such agreement may be amended from time to time in accordance with its terms, any purchaser of such Series A Preferred Shares may become a party to this Agreement by executing and delivering to the Company an additional counterpart signature page to this Agreement and thereafter shall be deemed an “Investor” for all purposes hereunder.

— REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK —

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

COMPANY:

VISEN Pharmaceuticals

By:	/s/ Shan Fu
Name: Shan Fu
Title: Director

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

ASCENDIS PHARMA A/S

By:	/s/ Michael Wolff Jensen, /s/ Jan Mikkelsen
Name: Michael Wolff Jensen/Jan Mikkelsen
Title: Chairman/CEO
Address: Tuborg Boulevard 12, DK-2900, Hellerup

ASCENDIS PHARMA ENDOCRINOLOGY DIVISION A/S

By:	/s/ Michael Wolff Jensen, /s/ Jan Mikkelsen
Name: Michael Wolff Jensen/Jan Mikkelsen
Title: Chairman/CEO
Address: Tuborg Boulevard 12, DK-2900, Hellerup

ASCENDIS PHARMA BONE DISEASES A/S

By:	/s/ Michael Wolff Jensen, /s/ Jan Mikkelsen
Name: Michael Wolff Jensen/Jan Mikkelsen
Title: Chairman/CEO
Address: Tuborg Boulevard 12, DK-2900, Hellerup

ASCENDIS PHARMA GROWTH DISORDERS A/S

By:	/s/ Michael Wolff Jensen, /s/ Jan Mikkelsen
Name: Michael Wolff Jensen/Jan Mikkelsen
Title: Chairman/CEO
Address: Tuborg Boulevard 12, DK-2900, Hellerup

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

VIVO PLENILUNE IX LIMITED

By:	/s/ Albert Cha
Name:	Albert Cha
Title:	Director
Address:	505 Hamilton Avenue, Suite 207, Palo Alto, CA 94301

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Sofinnova Venture Partners IX, L.P.

By:	Sofinnova Management IX, L.L.C. its General Partner

By	/s/ James Healy
James Healy, Managing Member

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

EXHIBIT A

PARTIES

Part I     Investors

Name of Investors	Number of Series A Preferred Shares
Ascendis Pharma Endocrinology Division A/S	[***]
Ascendis Pharma Bone Diseases A/S	[***]
Ascendis Pharma Growth Disorders A/S (together with Ascendis Pharma Endocrinology Division A/S and Ascendis Pharma Bone Diseases A/S, “Ascendis”)	[***]
Vivo Plenilune IX Limited (“Vivo Capital”)	[***]
Sofinnova Venture Partners IV, L.P. (“Sofinnova”)	[***]
Total	[***]

Part III     Notice Address

For the purpose of the notice provisions contained in this Agreement, the following are the initial addresses of each Party:

If to the Company:

Address: International Corporation Services Ltd., P.O. Box 472, Harbour Place, 2nd Floor, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands

With a copy to:

Vivo Capital

Address: 505 Hamilton Avenue, Suite 207, Palo Alto, CA 94301

Tel: (650) 688-0818

Attention: Albert Cha

E-mail address: acha@vivocapital.com

and

Ascendis

EXHIBIT A

Address: Tuborg Boulevard 12

2900 Hellerup

Denmark

Tel: +45 70 22 22 44

Attention: Michael Wolff Jensen

E-mail address: mwj@ascendispharma.com

If to Ascendis

Tuborg Boulevard 12

2900 Hellerup

Denmark

Attention: Michael Wolff Jensen

E-mail address: mwj@ascendispharma.com

If to Vivo Capital

Tel: (650) 688-0818

Attention: Albert Cha

E-mail address: acha@vivocapital.com

If to Sofinnova

3000 Sand Hill Road, Bldg. 4, Suite 250

Menlo Park, CA 94025

EXHIBIT A

EXHIBIT B

FORM OF DEED OF ADHERENCE

To:	VISEN Pharmaceuticals
Parties to the Shareholders Agreement (as defined below)

From:

Date:

Dear Sirs,

Deed of Adherence

The undersigned hereby agree and covenant with each of you pursuant to this Deed of Adherence that the undersigned will abide by all the provisions of the Shareholders Agreement entered into by and among the Company and each of the parties named therein, dated as of [DATE], 2018, as amended from time to time (the “Shareholders Agreement”), as the Investors under the terms of the Shareholders Agreement and a party to the Shareholders Agreement.

[_________________]

By:
Name:
Title:

Address:

EXHIBIT B